Exhibit 99.1

SUBSCRIPTION AGREEMENT

Zone Mining Limited
C202 - 9801 King George Highway
Surrey, British Columbia
Canada V3T 5H6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of AGA Resources, Inc. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Albert E. Berrow, Mr. Frank A. Shaw or Mr. Craig Hurst solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Berrow, Mr. Shaw or Mr. Hurst.

MAKE CHECK PAYABLE TO: Zone Mining Limited

Executed this _____ day of ___________________, 200___.

______________________________	______________________________
Signature of Purchaser
______________________________
Address of Purchaser

______________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Zone Mining Limited

By:	________________________________

Title:	________________________________